UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2017

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Certain Officers.

On June 9, 2017, Synchronoss Technologies, Inc. (the “Company”) entered into a Release Agreement (the “Agreement”) with John DeFeo, the Company’s Executive Vice President, Customer Success & Technology.  Pursuant to the Agreement, Mr. DeFeo’s employment will terminate on June 30, 2017 and he will receive a lump sum severance payment of $768,000 and a payment of $27,956 for the employer share of health insurance premiums for twenty-four months, each payment less applicable federal and state tax withholdings.  In addition, 19,072 restricted stock units and options to purchase 49,843 shares of the Company’s common stock, which were subject to time-based vesting, will become vested on the termination date.  In exchange for these payments, Mr. DeFeo agreed to a general release of claims against the Company, among other customary terms.  The lump sum severance payment and acceleration of restricted stock units and options to purchase common stock is provided for in the employment agreement between the Company and Mr. DeFeo, as amended.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Release Agreement, dated as of June 9, 2017, by and between Synchronoss Technologies, Inc. and John DeFeo.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Stephen G. Waldis
		Name:	Stephen G. Waldis
		Title:	Chief Executive Officer

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